Exhibit 99.1
Pinterest Announces Fourth Quarter and Full Year 2024 Results, Delivers First Billion Dollar Revenue Quarter
Q4 Revenue of $1.15 billion, an increase of 18%
Global monthly active users reached an all-time high of 553 million, an increase of 11%
SAN FRANCISCO, Calif. - February 6, 2025 - Pinterest, Inc. (NYSE: PINS) today announced financial results for the quarter and year ended December 31, 2024.
•Revenue was $1,154 million for Q4 and $3,646 million for 2024, growing 18% and 19%, respectively, year over year. On a constant currency basis, revenue would have grown 18% and 19%, respectively, year over year.
•Global Monthly Active Users (MAUs) increased 11% year over year to 553 million.
•GAAP net income was $1,847 million for Q4 and $1,862 million for 2024 including a benefit of $1,597 million due to the release of our valuation allowance on certain deferred tax assets during Q4. Adjusted EBITDA was $471 million and $1,032 million for Q4 and 2024, respectively.
•Net cash provided by operating activities was $254 million for Q4 and $965 million for 2024. Free cash flow was $250 million for Q4 and $940 million for 2024.
“2024 was a banner year for Pinterest, capped off by a milestone Q4 – achieving the company’s first billion-dollar revenue quarter and a record 553 million monthly active users, as we continue to drive profitable growth and free cash flow," said Bill Ready, CEO of Pinterest. “Our strategy is paying off. People are coming to Pinterest more often, the platform has never been more actionable, and our lower funnel focus is driving results for users and advertisers. Looking ahead, I’m confident that our focus on being a positive platform is a competitive advantage in driving long-term success for the business and value for our advertisers and users."
Q4 and Full Year 2024 Financial Highlights
The following table summarizes our consolidated financial results (in thousands, except percentages, unaudited):

Open	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2024	2023		2024	2023
Revenue	$1,154,130	$981,262	18%	$3,646,166	$3,055,071	19%
Constant currency % growth(1)(2)			18%			19%

Net income (loss)	$1,847,475	$201,178	818%	$1,862,106	$(35,610)	NM
Net income (loss) margin	160%	21%		51%	(1)%

Non-GAAP net income(2)	$385,575	$370,726	4%	$900,958	$783,513	15%

Adjusted EBITDA(2)	$470,943	$369,282	28%	$1,032,315	$707,594	46%
Adjusted EBITDA margin(2)	41%	38%		28%	23%

Net cash provided by operating activities	$253,995	$258,280	(2)%	$964,594	$612,961	57%
Free cash flow(2)	$250,202	$253,997	(1)%	$939,988	$604,898	55%

NM = not meaningful
(1) On a constant currency basis, revenue for the three months and year ended December 31, 2024 was $1,153.9 million and $3,649.0 million due to $0.3 million favorable and $2.8 million unfavorable impacts of changes in foreign exchange rates.
(2) For more information on these non-GAAP financial measures, please see "―About non-GAAP financial measures" and the tables under "―Reconciliation of GAAP to non-GAAP financial results" included at the end of this release.

Q4 and Full Year 2024 Other Highlights
The following table sets forth our revenue, MAUs and average revenue per user (ARPU) based on the geographic location of our users (in millions, except ARPU and percentages, unaudited):

	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2024	2023		2024	2023
Revenue - Global	$1,154	$981	18%	$3,646	$3,055	19%
Revenue - U.S. and Canada	$900	$779	16%	$2,884	$2,448	18%
Revenue - Europe	$196	$162	21%	$593	$483	23%
Revenue - Rest of World	$58	$41	44%	$169	$125	36%

MAUs - Global	553	498	11%	553	498	11%
MAUs - U.S. and Canada	101	97	4%	101	97	4%
MAUs - Europe	145	135	7%	145	135	7%
MAUs - Rest of World	307	266	15%	307	266	15%

ARPU - Global	$2.12	$2.00	6%	$6.94	$6.44	8%
ARPU - U.S. and Canada	$9.00	$8.07	12%	$29.15	$25.52	14%
ARPU - Europe	$1.38	$1.23	12%	$4.24	$3.73	14%
ARPU - Rest of World	$0.19	$0.15	24%	$0.59	$0.50	18%

Guidance
For Q1 2025, we expect revenue to be in the range of $837 million to $852 million, representing 13-15% growth year over year, or 15-17% on a constant currency basis as our guidance assumes the impact of foreign exchange to be approximately 2 points of headwind, based on current spot rates. We expect Q1 2025 Adjusted EBITDA* to be in the range of $155 million to $170 million.
We intend to provide further details on our outlook during the conference call.
_____________
*We have not provided the forward-looking GAAP equivalent for forward-looking Adjusted EBITDA or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of, reconciling items such as share-based compensation expense and income taxes. Accordingly, a reconciliation of these non-GAAP guidance metrics to their corresponding GAAP equivalents is not available without unreasonable effort. However, it is important to note that material changes to reconciling items could have a significant effect on future GAAP results and, as such, we also believe that any reconciliations provided would imply a degree of precision that could be confusing or misleading to investors.

Webcast and conference call information
A live audio webcast of our fourth quarter and full year 2024 earnings release call will be available at investor.pinterestinc.com. The call begins today at 1:30 PM (PT) / 4:30 PM (ET). This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures and slide presentation are also available. A recording of the webcast will be available at investor.pinterestinc.com for 90 days.
We have used, and intend to continue to use, our investor relations website at investor.pinterestinc.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.
Forward-looking statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, about us and our industry that involve substantial risks and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and are often characterized by the use of words such as "believes," "estimates," "expect," "projects," "may," "will," "can," "intends," "plans," "targets," "forecasts," "anticipates," "looking ahead," "long-term" or and similar expressions, or by discussions of strategy, plans or intentions. Such forward-looking statements involve known and unknown risks, uncertainties, assumptions and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from historical results or any future results, performance or achievements expressed, suggested or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, statements about: general economic uncertainty in global markets and a worsening of global economic conditions or low levels of economic growth, including inflation, stress in the banking industry, foreign exchange fluctuations and supply-chain issues; the effect of general economic and political conditions; our financial performance, including revenue, cost and expenses and cash flows; our ability to attract, retain and recover users and maintain and grow their level of engagement; our ability to provide content that is useful and relevant to users' personal taste and interests; our ability to develop successful new products or improve existing ones; our ability to maintain and enhance our brand and reputation; potential harm caused by compromises in security, including our cybersecurity protections and resources and costs required to prevent, detect and remediate potential security breaches; potential harm caused by changes in online application stores or internet search engines' methodologies, particularly search engine optimization methodologies and policies; discontinuation, disruptions or outages in third-party single sign-on access; our ability to compete effectively in our industry; our ability to scale our business, including our monetization efforts; our ability to attract and retain advertisers and scale our revenue model; our ability to attract and retain creators and publishers that create relevant and engaging content; our ability to develop effective products and tools for advertisers, including measurement tools; our ability to expand and monetize our platform internationally; our ability to effectively manage the growth of our business; our ability to continue to use and develop artificial intelligence ("AI") as well as managing the challenges and risks posed by AI; our ability to successfully manage our flexible work model with a more distributed workforce; our ability to sustain profitability; decisions that reduce short-term revenue or profitability or do not produce the long-term benefits we expect; fluctuations in our operating results; our ability to raise additional capital on favorable terms or at all; our ability to realize anticipated benefits from mergers and acquisitions, joint ventures, strategic partnerships and other investments; our ability to protect our intellectual property; our ability to receive, process, store, use and share data, and compliance with laws and regulations related to data privacy and content; current or potential litigation and regulatory actions involving us; our ability to comply with modified or new laws and regulations applying to our business, and potential harm to our business as a result of those laws and regulations; real or perceived inaccuracies in metrics related to our business; disruption of, degradation in or interference with our use of Amazon Web Services and our infrastructure; and our ability to attract and retain personnel. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is available on our investor relations website at investor.pinterestinc.com and on the SEC website at www.sec.gov. All information provided in this release and in the earnings materials is as of February 6, 2025. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

About non-GAAP financial measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP"), we use the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses (including non-GAAP cost of revenue, research and development, sales and marketing, and general and administrative), non-GAAP income from operations, non-GAAP net income, non-GAAP net income per share, constant currency revenue and free cash flow. The presentation of these financial measures is not intended to be considered in isolation, as a substitute for or superior to the financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparative purposes. We compensate for these limitations by providing specific information regarding GAAP amounts excluded from these non-GAAP financial measures.
We define Adjusted EBITDA as net income (loss) adjusted to exclude depreciation and amortization expense, share-based compensation expense, payroll tax expense related to share-based compensation, interest income (expense), net, other income (expense), net, provision for (benefit from) income taxes and certain other non-recurring or non-cash items impacting net income (loss) that we do not consider indicative of our ongoing business performance. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue. Non-GAAP costs and expenses (including non-GAAP cost of revenue, research and development, sales and marketing, and general and administrative) and non-GAAP net income exclude amortization of acquired intangible assets, share-based compensation expense, payroll tax expense related to share-based compensation, restructuring charges and non-cash charitable contributions. In addition to these exclusions, we also subtract an assumed provision for income taxes to calculate non-GAAP net income. We calculate the non-GAAP income tax provision using a fixed long-term projected tax rate in order to provide better consistency across reporting periods. The fixed long-term projected tax rate uses a financial projection that excludes the direct impact of our non-GAAP adjustments and eliminates the effects of items that can vary in size and frequency. For 2024, we used a long-term projected tax rate of 20%, which reflects currently available information, as well as other factors and assumptions. The non-GAAP tax rate could be subject to change for a variety of reasons, including significant changes in the geographic earnings mix or changes in tax laws and regulations. We re-evaluate this long-term rate on an annual basis or if any significant events that may materially affect this long-term rate occur. Non-GAAP income from operations is calculated by subtracting non-GAAP costs and expenses from revenue. Non-GAAP net income per share is calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding. We calculate constant currency revenue by translating our current period revenue using the corresponding prior period’s monthly exchange rates for currencies other than the U.S. dollar. We define free cash flow as net cash provided by operating activities less purchases of property and equipment. Free cash flow is not intended to represent our residual cash flow available for discretionary expenditures. We use these non-GAAP financial measures to evaluate our operating results and for financial and operational decision-making purposes. We believe these measures help identify underlying trends in our business that could otherwise be masked by the effect of the income and expenses they exclude. We also believe these measures provide useful information about our operating results, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to key metrics we use for financial and operational decision-making. We present these non-GAAP measures to assist potential investors in seeing our operating results through the eyes of management and because we believe these measures provide an additional tool for investors to use in comparing our operating results over multiple periods with other companies in our industry. There are a number of limitations related to the use of non-GAAP financial measures rather than the nearest GAAP equivalents. For example, Adjusted EBITDA excludes: (i) certain recurring, non-cash charges such as depreciation of fixed assets and amortization of acquired intangible assets, although these assets may have to be replaced in the future. and (ii) share-based compensation expense and payroll tax expense related to share-based compensation, which have been, and will continue to be for the foreseeable future, significant recurring expenses and an important part of our compensation strategy. In addition, constant currency revenue excludes the effect of changes in foreign currency exchange rates, which have an actual effect on our operating results, and free cash flow does not reflect our future contractual commitments arising from purchases of property and equipment.
For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the tables under "―Reconciliation of GAAP to non-GAAP financial results" included at the end of this release.

Limitation of key metrics and other data
The numbers for our key metrics, which include our MAUs and ARPU, are calculated using internal company data based on the activity of user accounts. We define an MAU as an authenticated Pinterest user who visits our website, opens our mobile application or interacts with Pinterest through one of our browser or site extensions, such as the Save button, at least once during the 30-day period ending on the date of measurement. The number of MAUs does not include Shuffles users unless they would otherwise qualify as MAUs. Unless otherwise indicated, we present MAUs based on the number of MAUs measured on the last day of the current period. We measure monetization of our platform through our ARPU metric. We define ARPU as our total revenue in a given geography during a period divided by the average of the number of MAUs in that geography during the period. We calculate average MAUs based on the average of the number of MAUs measured on the last day of the current period and the last day prior to the beginning of the current period. We calculate ARPU by geography based on our estimate of the geography in which revenue-generating activities occur. We use these metrics to assess the growth and health of the overall business and believe that MAUs and ARPU best reflect our ability to attract, retain, engage and monetize our users, and thereby drive revenue. While these numbers are based on what we believe to be reasonable estimates of our user base for the applicable period of measurement, there are inherent challenges in measuring usage of our products across large online and mobile populations around the world. In addition, we are continually seeking to improve our estimates of our user base, and such estimates may change due to improvements or changes in technology or our methodology.
Contact
Press:
Tessa Chen
press@pinterest.com
Investor relations:
Andrew Somberg
ir@pinterest.com

PINTEREST, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(unaudited)

	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$1,136,460	$1,361,936
Marketable securities	1,376,409	1,149,148
Accounts receivable, net of allowances of $7,839 and $10,635 as of December 31, 2024 and 2023, respectively	893,403	763,159
Prepaid expenses and other current assets	78,435	64,316
Total current assets	3,484,707	3,338,559
Property and equipment, net	45,624	32,225
Operating lease right-of-use assets	85,867	92,119
Goodwill and intangible assets, net	110,103	117,462
Deferred tax assets	1,602,539	3,067
Other assets	13,820	10,973
Total assets	$5,342,660	$3,594,405
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$84,026	$79,058
Accrued expenses and other current liabilities	314,107	238,032
Total current liabilities	398,133	317,090
Operating lease liabilities	151,364	160,616
Other liabilities	42,009	26,019
Total liabilities	591,506	503,725
Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.00001 par value, 6,666,667 shares authorized, 593,462 and 591,663 shares issued and outstanding as of December 31, 2024 and 2023, respectively; Class B common stock, $0.00001 par value, 1,333,333 shares authorized, 82,471 and 86,355 shares issued and outstanding as of December 31, 2024 and 2023, respectively	7	7
Additional paid-in capital	5,039,439	5,241,954
Accumulated other comprehensive loss	(130)	(1,013)
Accumulated deficit	(288,162)	(2,150,268)
Total stockholders’ equity	4,751,154	3,090,680
Total liabilities and stockholders’ equity	$5,342,660	$3,594,405

PINTEREST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue	$1,154,130	$981,262	$3,646,166	$3,055,071
Costs and expenses:
Cost of revenue	196,955	178,096	750,355	688,760
Research and development	320,773	267,981	1,240,564	1,068,416
Sales and marketing	271,096	240,867	1,011,772	911,166
General and administrative	103,716	98,068	463,658	512,407
Total costs and expenses	892,540	785,012	3,466,349	3,180,749
Income (loss) from operations	261,590	196,250	179,817	(125,678)
Interest income (expense), net	28,580	28,959	127,003	105,439
Other income (expense), net	(13,330)	5,893	(19,215)	3,799
Income (loss) before provision for (benefit from) income taxes	276,840	231,102	287,605	(16,440)
Provision for (benefit from) income taxes	(1,570,635)	29,924	(1,574,501)	19,170
Net income (loss)	$1,847,475	$201,178	$1,862,106	$(35,610)
Net income (loss) per share:
Basic	$2.74	$0.30	$2.74	$(0.05)
Diluted	$2.68	$0.29	$2.67	$(0.05)
Weighted-average shares used in computing net income (loss) per share:
Basic	674,880	674,000	678,831	674,641
Diluted	688,226	695,031	698,376	674,641

PINTEREST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Operating activities
Net income (loss)	$1,847,475	$201,178	$1,862,106	$(35,610)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	6,064	5,324	21,266	21,509
Share-based compensation	198,913	163,227	765,795	647,860
Deferred income taxes	(1,596,467)	(801)	(1,600,434)	(1,838)
Non-cash charitable contributions	—	—	—	12,890
Impairment and abandonment charges for leases and leasehold improvements	—	—	—	117,315
Net amortization of investment premium and discount	(7,893)	(7,083)	(29,017)	(21,897)
Other	(2,544)	(2,020)	2,320	(2,654)
Changes in assets and liabilities:
Accounts receivable	(217,395)	(140,085)	(128,946)	(80,782)
Prepaid expenses and other assets	32,776	21,422	(17,187)	19,861
Operating lease right-of-use assets	8,350	11,539	32,711	55,324
Accounts payable	(6,105)	7,450	3,828	(9,261)
Accrued expenses and other liabilities	2,016	11,263	91,632	(43,249)
Operating lease liabilities	(11,195)	(13,134)	(39,480)	(66,507)
Net cash provided by operating activities	253,995	258,280	964,594	612,961
Investing activities
Purchases of property and equipment	(3,793)	(4,283)	(24,606)	(8,063)
Purchases of marketable securities	(313,456)	(242,575)	(1,510,013)	(1,308,020)
Sales of marketable securities	12,322	4,141	22,040	35,850
Maturities of marketable securities	336,718	264,436	1,291,562	1,243,240
Net cash provided by (used in) investing activities	31,791	21,719	(221,017)	(36,993)
Financing activities
Proceeds from exercise of stock options, net	1,867	3,592	22,133	8,256
Repurchases of Class A common stock	(100,198)	—	(600,198)	(500,000)
Shares repurchased for tax withholdings on release of restricted stock units and restricted stock awards	(84,735)	(91,093)	(390,254)	(335,019)
Net cash used in financing activities	(183,066)	(87,501)	(968,319)	(826,763)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,901)	1,019	(2,569)	1,667
Net increase (decrease) in cash, cash equivalents and restricted cash	100,819	193,517	(227,311)	(249,128)
Cash, cash equivalents and restricted cash, beginning of period	1,040,402	1,175,015	1,368,532	1,617,660
Cash, cash equivalents and restricted cash, end of period	$1,141,221	$1,368,532	$1,141,221	$1,368,532

PINTEREST, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Share-based compensation by function:
Cost of revenue	$4,168	$3,079	$14,836	$11,117
Research and development	127,996	107,240	497,442	422,964
Sales and marketing	33,865	25,354	122,149	96,798
General and administrative	32,884	27,554	131,368	116,981
Total share-based compensation	$198,913	$163,227	$765,795	$647,860

Payroll tax expense related to share-based compensation by function:
Cost of revenue	$75	$72	$554	$474
Research and development	2,702	2,800	19,384	14,836
Sales and marketing	993	904	6,113	4,877
General and administrative	606	705	4,736	3,944
Total payroll tax expense related to share-based compensation(1)	$4,376	$4,481	$30,787	$24,131

Amortization of acquired intangible assets by function:
Cost of revenue	$1,508	$1,508	$6,031	$6,031
Sales and marketing	135	135	540	540
General and administrative	197	197	789	789
Total amortization of acquired intangible assets	$1,840	$1,840	$7,360	$7,360

Restructuring charges by function:
Research and development	$—	$—	$—	$4,696
Sales and marketing	—	—	—	2,749
General and administrative	—	—	—	119,437
Total restructuring charges	$—	$—	$—	$126,882

Reconciliation of total costs and expenses to non-GAAP costs and expenses:
Total costs and expenses	$892,540	$785,012	$3,466,349	$3,180,749
Share-based compensation	(198,913)	(163,227)	(765,795)	(647,860)
Payroll tax expense related to share-based compensation(1)	(4,376)	(4,481)	(30,787)	(24,131)
Amortization of acquired intangible assets	(1,840)	(1,840)	(7,360)	(7,360)
Legal settlement(3)	—	—	(34,650)	—
Restructuring charges	—	—	—	(126,882)
Non-cash charitable contributions	—	—	—	(12,890)
Total non-GAAP costs and expenses	$687,411	$615,464	$2,627,757	$2,361,626

PINTEREST, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Reconciliation of net income (loss) to Adjusted EBITDA:
Net income (loss)	$1,847,475	$201,178	$1,862,106	$(35,610)
Depreciation and amortization	6,064	5,324	21,266	21,509
Share-based compensation	198,913	163,227	765,795	647,860
Payroll tax expense related to share-based compensation(1)	4,376	4,481	30,787	24,131
Interest (income) expense, net	(28,580)	(28,959)	(127,003)	(105,439)
Other (income) expense, net	13,330	(5,893)	19,215	(3,799)
Provision for (benefit from) income taxes(2)	(1,570,635)	29,924	(1,574,501)	19,170
Legal settlement(3)	—	—	34,650	—
Restructuring charges	—	—	—	126,882
Non-cash charitable contributions	—	—	—	12,890
Adjusted EBITDA	$470,943	$369,282	$1,032,315	$707,594

Reconciliation of net income (loss) to non-GAAP net income:
Net income (loss)	$1,847,475	$201,178	$1,862,106	$(35,610)
Share-based compensation	198,913	163,227	765,795	647,860
Payroll tax expense related to share-based compensation(1)	4,376	4,481	30,787	24,131
Amortization of acquired intangible assets	1,840	1,840	7,360	7,360
Legal settlement(3)	—	—	34,650	—
Restructuring charges	—	—	—	126,882
Non-cash charitable contributions	—	—	—	12,890
Income tax effects and tax adjustments(4)	(1,667,029)	—	(1,799,740)	—
Non-GAAP net income	$385,575	$370,726	$900,958	$783,513

Basic weighted-average shares used in computing net income (loss) per share	674,880	674,000	678,831	674,641
Weighted-average dilutive securities(5)	13,346	21,031	19,545	18,927
Diluted weighted-average shares used in computing non-GAAP net income per share	688,226	695,031	698,376	693,568
Non-GAAP net income per share	$0.56	$0.53	$1.29	$1.13

(1)Beginning in the fourth quarter of 2024, we are excluding payroll tax expense related to share-based compensation from Adjusted EBITDA because these taxes are variable due to our stock price and other factors outside our control and therefore are not reflective of our ongoing business operations or the underlying trends in our business. Accordingly, although payroll tax expense related to share-based compensation is a cash expense that we will continue to incur in the future, we believe excluding this expense provides investors with a better understanding of the performance of our core business and serves as a tool for investors to use in comparing our core business operating results over multiple periods with other companies in our industry. Prior period amounts have been restated to conform to this presentation.
(2)Includes a tax benefit of $1,597.0 million related to the release of our valuation allowance on our U.S. federal and state, excluding California, deferred tax assets during the fourth quarter of 2024.
(3)Includes legal settlement expense of $34.7 million, net of insurance proceeds, relating to allegations concerning the early development of Pinterest, which we have excluded from Adjusted EBITDA and non-GAAP net income because it is non-recurring and not reflective of our ongoing business operations or the underlying trends in our business.
(4)Includes the income tax effect of our non-GAAP adjustments using a long-term projected tax rate of 20% and other tax adjustments. Other tax adjustments include a tax benefit of $1,597.0 million related to the release of our valuation allowance on our U.S. federal and state, excluding California, deferred tax assets during the fourth quarter of 2024. The income tax effect of non-GAAP adjustments would have been $50.2 million and $141.4 million for the three months and year ended December 31, 2023, respectively.
(5)Gives effect to potential common stock instruments such as stock options, unvested restricted stock units and unvested restricted stock awards.

PINTEREST, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Reconciliation of free cash flow
Net cash provided by operating activities	$253,995	$258,280	$964,594	$612,961
Less:
Purchases of property and equipment	(3,793)	(4,283)	(24,606)	(8,063)
Free cash flow	$250,202	$253,997	$939,988	$604,898